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                                                                 Exhibit 10.13

                                 PROMISSORY NOTE

$ 400,000                                                     New York, New York
                                                                 __________ 1997

      1. Payment. For value received, the undersigned, Art Renaissance, Inc., a Delaware corporation ("Maker") located at 17 John Street, 15th Floor, New York, New York shall pay to the order of Willora Company, Ltd. ("Payee") located at do Sheldon Salcman, Soreq, Inc., 620 Wilson Ave., Suite 501, Toronto, Ontario, Canada, or at such other address as the Payee may designate in writing to the Maker, the principal sum of Four Hundred Thousand ($400,000) Dollars with interest at ten (10%) percent per annum. This Note shall be due and payable on the following date:

            a) July 31, 1997, if Maker issues debt instruments (of any kind or nature) in private placement(s) in the aggregate amount of $2,500,000 or greater between May 2, 1997 and July 31, 1997, or

            b) August 31, 1997, if Maker fails to issue debt instruments (of any kind or nature) in a private placement in the aggregate of $2,500,000 or greater between May 2, 1997 and July 31, 1997.

Maker hereby expressly agrees that the sum required under this Note shall be unconditionally payable without deduction or offset whatsoever.

      2. Prepayment. The Maker shall have the right to make prepayments of principal, either in whole or in part, in advance of maturity without premium or penalty. All prepayments shall be applied first to accrued but unpaid interest and then to principal in reverse order of maturity.

      3. Events of Default The occurrence of any of the following events shall constitute an Event of Default under this Note:

      A. Failure by Maker to make the payment when due under this Note; and

      B. Any affirmative act of bankruptcy by Maker or its guarantor or the voluntary or involuntary filing of any petition or action against Maker or its guarantor under any bankruptcy, insolvency or moratorium law, or the appointment of any receiver or trustee to take possession of the properties of Maker or its guarantor or the commencement of any similar action under any other law or laws for the relief of, or relating to, debtors.

      4. Remedies. If any such Event of Default occurs, then the Payee may, at its option and without notice to Maker or its guarantor, declare the Note to be, and upon the exercise of such option, the Note shall thereupon become immediately due and payable. These remedies shall be in addition to any other rights and remedies available to Payee, all of which shall be cumulative.

      5. Attorneys Fees. If any such Event of Default occurs, the undersigned promises to pay the cost of collection of enforcement of this Note, including the Payee's reasonable attorney's fees, and if a lawsuit is commenced to collect this Note, the undersigned promises to pay such

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additional costs and attorneys fees as may be occasioned by such lawsuit.

      6. Notices. Any notice or communication permitted or required under this Agreement shall be made either by overnight courier, letter (certified mail with a return receipt requested), or by personal delivery, to the other party at their respective addresses written above.

      7. Waiver. Failure of Payee to complain of any act or omission on the part of the Maker (no matter how long the same may continue) shall not be deemed to be a waiver by Payee of any of its rights under this Note.

      8. Binding Effect. All of the terms and conditions of this Note shall be binding upon and inure to the benefit of the heirs, successors, administrators, legal representatives and assigns, as the case may be, of the parties.

      9. Applicable Law. This Agreement shall be construed in accordance with the State of New York law.

      10. Entire Agreement. This Note contains the entire understanding of the parties with respect to its subject matter, and supersedes all prior and contemporaneous agreements, understandings and negotiations. No modification or alteration of this Note shall be deemed effective unless in writing and signed by the parties.

      11. Guarantee. The full and timely performance of the obligations and promises made by the Maker pursuant to this Note is guaranteed by Eugene I. Schuster, personally, pursuant to a separate agreement of Guaranty of even date.

      IN WITNESS WHEREOF, the Maker has caused this Note to be signed on the date first above written.

                                     "Maker"
                                     Art Renaissance, Inc.

                                     By: /s/ Eugene I. Schuster
                                        ---------------------------------
                                          Eugene I. Schuster
                                     Its: President


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